UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2014 (January 1, 2014)

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 South Shady Grove Road, Suite 600 Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Long-Term Incentive Plan

Effective January 1, 2014, Education Realty Trust, Inc. (the “Company”) implemented the Education Realty Trust, Inc. 2014 Long-Term Incentive Plan (the “2014 LTIP”). The terms of the 2014 LTIP are substantially similar to the terms of the Company’s previous long-term incentive programs, all of which are described in detail in the Company’s annual proxy statement under “Compensation Discussion and Analysis” section. The terms of the 2014 LTIP differ from the previous long-term incentive programs as follows:

•
The 2014 LTIP provides that 25% of a participant’s award consists of a grant of restricted shares of the Company’s common stock, or restricted stock, which will vest in equal annual installments over three years.

•
The remaining 75% of a participant’s award consists of a grant of restricted stock units, or RSUs, with each RSU representing the right to receive in the future one share of the Company’s common stock. As with the 2013 LTIP, the vesting of RSUs is based upon the Company’s achievement of total stockholder returns, or TSR, in relation to (i) for one-half of the award, the average TSR of a peer group, and (ii) for one-half of the award, the average TSR of the NAREIT Equity Index, over a three-year period.

•
The number of RSUs to be granted to each participant under the 2014 LTIP will be determined by dividing a specified dollar amount by the fair value of each RSU as of December 31, 2013, determined as soon as practicable after December 31, 2013. The fair value of each RSU will be calculated by applying a discount rate or premium to the market price per share of the Company’s common stock as of December 31, 2013. The discount or premium will be computed by a third party valuation consultant using the Monte Carlo simulation to determine the effects of volatility, interest rates and dividends over a defined period of time.

The table below shows the number of shares of restricted stock awarded to certain participants pursuant to the 2014 LTIP.

Participant	Time-Vested Restricted Stock (25% of 2014 LTIP Award)
Randy Churchey	31,434 shares
Thomas Trubiana	17,715 shares
Randall H. Brown	6,519 shares
Christine Richards	5,669 shares
J. Drew Koester	1,842 shares

The table below shows the dollar amounts of RSUs that certain participants would earn pursuant to the 2014 LTIP if the Company achieves “Threshold,” “Target” or “Maximum” TSR performance levels.

Participant	Number of shares of Common Stock from the Vesting of RSUs (75% of 2014 LTIP Award) Based Upon:*
	Threshold Performance	Target Performance	Maximum Performance
Randy Churchey	RSUs with a Fair Value of $415,875 as of December 31, 2013	RSUs with a Fair Value of $831,750 as of December 31, 2013	RSUs with a Fair Value of $1,247,625 as of December 31, 2013
Thomas Trubiana	RSUs with a Fair Value of $234,375 as of December 31, 2013	RSUs with a Fair Value of $468,750 as of December 31, 2013	RSUs with a Fair Value of $703,125 as of December 31, 2013
Randall H. Brown	RSUs with a Fair Value of $86,250 as of December 31, 2013	RSUs with a Fair Value of $172,500 as of December 31, 2013	RSUs with a Fair Value of $258,750 as of December 31, 2013
Christine Richards	RSUs with a Fair Value of $75,000 as of December 31, 2013	RSUs with a Fair Value of $150,000 as of December 31, 2013	RSUs with a Fair Value of $225,000 as of December 31, 2013
J. Drew Koester	RSUs with a Fair Value of $24,375 as of December 31, 2013	RSUs with a Fair Value of $48,750 as of December 31, 2013	RSUs with a Fair Value of $73,125 as of December 31, 2013

* The Compensation Committee may also interpolate between the specified performance goals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: January 7, 2014	By:	/s/ Randall H. Brown
Randall H. Brown Executive Vice President, Chief Financial Officer, Treasurer and Secretary